As filed with the Securities and Exchange Commission on February 16, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Zipcar, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3499525
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

25 First Street, 4th Floor Cambridge, MA	02141
(Address of Principal Executive Offices)	(Zip Code)

2011 Stock Incentive Plan

(Full Title of the Plan)

Scott W. Griffith

Chief Executive Officer

25 First Street, 4th Floor

Cambridge, MA 02141

(Name and Address of Agent For Service)

(617)-995-4231

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	1,189,675 shares	$13.96(2)	$16,607,863(2)	$1,904

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices of the registrant’s common stock as reported on the NASDAQ Global Select Market on February 15, 2012.

STATEMENT OF INCORPORATION BY REFERENCE

This registration statement on Form S-8 is filed to register the offer and sale of an additional 1,189,675 shares of the registrant’s common stock, $0.001 par value per share, to be issued under the 2011 Stock Incentive Plan. This registration statement incorporates by reference the registrant’s registration statement on Form S-8 (File No. 333-173611), as filed with the Securities and Exchange Commission on April 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on this 16th day of February, 2012.

ZIPCAR, INC.

By:	/s/ Scott W. Griffith
Scott W. Griffith
Chairman and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Zipcar, Inc., hereby severally constitute and appoint Scott W. Griffith, Edward G. Goldfinger and Dean J. Breda, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Zipcar, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott W. Griffith	Chairman and Chief Executive Officer	February 16, 2012
Scott W. Griffith	(Principal executive officer)

/s/ Edward G. Goldfinger	Chief Financial Officer	February 16, 2012
Edward G. Goldfinger	(Principal financial and accounting officer)

/s/ Stephen M. Case	Director	February 16, 2012
Stephen M. Case

/s/ Donn Davis	Director	February 16, 2012
Donn Davis

/s/ William W. Helman	Director	February 16, 2012
William W. Helman

/s/ Robert C. Kagle	Director	February 16, 2012
Robert C. Kagle

/s/ John F. Kenny, Jr.	Director	February 16, 2012
John F. Kenny, Jr.

/s/ John J. Mahoney, Jr.	Director	February 16, 2012
John J. Mahoney, Jr.

/s/ Jill C. Preotle	Director	February 16, 2012
Jill C. Preotle

Director
Margaret C. Whitman

INDEX TO EXHIBITS

Number	Description

4.1(1)	Restated Certificate of Incorporation of the Registrant

4.2(1)	Amended and Restated By-Laws of the Registrant

5	Opinion of Latham & Watkins LLP, counsel to the Registrant

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5)

23.2	Consent of Independent Registered Public Accounting Firm PricewaterhouseCoopers LLP

23.3	Consent of Independent Registered Public Accounting Firm Baker Tilly Virchow Krause, LLP

24	Power of attorney (included on the signature pages of this registration statement)

99(1)	2011 Stock Incentive Plan

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-167220), and incorporated herein by reference.